EXHIBIT 12.1
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                        BANKUNITED FINANCIAL CORPORATION
   RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS


                                                               FOR THE YEAR ENDED SEPTEMBER 30,
                                                       ----------------------------------------------
                                                        1996     1995      1994      1993      1992
                                                       ----------------------------------------------
                                                                  (Dollars in thousands)


Fixed charges (excluding interest on deposits):

Interest on Borrowings                                 13,832    8,456     4,951     1,949     1,888
Rent (33%)                                                302      320       256       202       205
                                                       ----------------------------------------------
     Total fixed charges                               14,134    8,776     5,207     2,151     2,093

Income before income taxes and
 extraordinary items                                   4,243    9,981      3,607     6,356     4,248
                                                       ----------------------------------------------
Earnings                                               18,377   18,757     8,814     8,507     6,341
                                                       ==============================================

Total fixed charges                                    14,134    8,776     5,207     2,151     2,093
Preferred stock dividends on a pretax basis             3,460    3,536     3,016     2,386     1,373
                                                       ----------------------------------------------
     Combined fixed charges and
          preferred stock dividends                    17,594   12,312     8,223     4,537     3,466
                                                       ==============================================

Ratio of earnings to combined fixed charges
     and preferred stock dividends                     1.05:1   1.52:1    1.07:1    1.87:1    1.83:1
                                                       ==============================================


Fixed charges (including interest on deposits):

Interest on Deposits                                   20,791   17,849    11,344    10,261    12,134
Interest on Borrowings                                 13,832    8,456     4,951     1,949     1,888
Rent (33%)                                                302      320       256       202       205
                                                       ----------------------------------------------
     Total fixed charges                               34,925   26,625    16,551    12,412    14,227

Income before income taxes and
 extraordinary items                                    4,243    9,981     3,697     6,356     4,248
                                                       ----------------------------------------------
Earnings                                               39,468   36,606    20,158    18,768    18,475
                                                       ==============================================

Total fixed charges                                    34,925   26,625    16,551    12,412    14,227
Preferred stock dividends on a pretax basis             3,460    3,536     3,016     2,386     1,373
                                                       ----------------------------------------------
     Combined fixed charges and
          preferred stock dividends                    38,384   30,161    19,567    14,798    15,600
                                                       ==============================================

Ratio of earnings to combined fixed charges
     and preferred stock dividends                     1.02:1   1.21:1    1.03:1    1.27:1    1.18:1
                                                       ==============================================

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